  As filed with the Securities and Exchange Commission on December 12, 1996
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                            ACCUSTAFF INCORPORATED
            (Exact name of registrant as specified in its charter)
            Florida                                     59-3116655
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
             6440 Atlantic Boulevard, Jacksonville, Florida  32211
                                (904) 725-5574
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                           ------------------------
                                DEREK E. DEWAN
                Chairman, President and Chief Executive Officer
                            AccuStaff Incorporated
                            6440 Atlantic Boulevard
                         Jacksonville, Florida  32211
                                (904) 725-5574
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)

                           ------------------------

     The Commission is requested to send copies of all communications to:

                            Timothy Mann, Jr., Esq.
                                 Alston & Bird
                              One Atlantic Center
                          1201 West Peachtree Street
                         Atlanta, Georgia  30309-3424
                                (404) 881-7000
                              Fax (404) 881-7777
Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]______

                           ------------------------

                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                           Proposed Maximum                   Proposed
Title of Shares        Amount To Be        Aggregate Offering            Maximum Aggregate                      Amount of
To Be Registered        Registered         Price Per Share                 Offering Price                   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value       2,896,672 shares        $18.25 (1)                   $52,864,264(1)                     $16,020(1)
 per share
====================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on December 6, 1996, as reported on the New York Stock Exchange.

                           -------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the registration statement       +
+ becomes effective. This prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there be any sale of these + + securities in any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws of +
+ any such State.                                                              +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                SUBJECT TO COMPLETION, DATED DECEMBER 12, 1996

                                  PROSPECTUS


                               2,896,672 Shares

                            ACCUSTAFF INCORPORATED

                                 Common Stock

     This prospectus relates to 2,896,672 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of AccuStaff Incorporated., a Florida corporation (the "Company"). All of these Shares were acquired by certain shareholders (the "Selling Shareholders") from the Company in connection with the acquisition by the Company of The McKinley Group, Inc.; Staffware, Inc.; Datacorp Business Systems, Inc; Legal Support Personnel, Inc.; and in connection with its Third Amended and Restated Credit Facility. See "Selling Shareholders" below. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" below.

     The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Shares. See "Selling Shareholders" and "Plan of Distribution" below.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company will bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with respect to sales of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The shares of Common Stock of the Company are traded on the New York Stock Exchange ("NYSE") under the symbol ASI. On December 11, 1996, the last sales price for the shares of Common Stock as reported by NYSE was $20.875 per share.

                       ---------------------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December   , 1996

                             AVAILABLE INFORMATION

     Additional information regarding AccuStaff Incorporated and the shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's world wide web site address: http://www.sec.gov. The common stock of the Company, $.01 par value per share (the "Common Stock"), is listed on the NYSE under the symbol "ASI," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-24484) are hereby incorporated by reference into this Prospectus:

(1)  The Company's Annual Report on Form 10-K for the year ended December 31,
     1995;

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 1996, June 30, 1996 and March 31, 1996;

(3) The description of AccuStaff Common Stock set forth in AccuStaff's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

(4) The following Current Reports on Form 8-K: Form 8-K/A dated July 2, 1995; Form 8-K/A dated October 31, 1995; Form 8-K/A dated December 31, 1995; Form 8-K dated January 2, 1996; Form 8-K/A dated January 2, 1996; Form 8-K dated January 3, 1996; Form 8-K dated February 19, 1996; Form 8-K dated February 20, 1996; and Form 8-K/A dated February 19, 1996; Form 8-K dated June 19, 1996; Form 8-K/A dated June 19, 1996; Form 8-K dated August 25, 1996; Form 8-K dated September 16, 1996; Form 8-K dated September 16, 1996;
     Form 8-K dated November 14, 1996 and Form 8-K dated December 11, 1996.

(5) The Company's Registration Statement on Form S-4 (333-12207) as declared effective by the Commission on October 7, 1996 relating to the Company's acquisition of Career Horizons, Inc.


     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Michael D. Abney, Senior Vice President and Chief Financial Officer, AccuStaff Incorporated, 6440 Atlantic Boulevard, Jacksonville, Florida 32211, telephone number (904) 725-5574.


                                  THE COMPANY

     The Company is a national provider of staffing and outsourcing services to businesses, professional and service organizations and government agencies. The Company is organized into three divisions. The Professional Services division provides personnel for information technology, technical, legal and accounting functions. The Commercial division provides clerical and light industrial staffing services. The Telecommunications division provides trained customer care and telemarketing personnel to American Transtech, Inc., a subsidiary of AT&T.

     The Company is incorporated under the laws of the State of Florida. The address and telephone number of its principal executive offices are 6440 Atlantic Boulevard, Jacksonville, Florida, 32211, telephone number
(904) 725-5574.

                             SELLING SHAREHOLDERS

     The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and
(iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after completion of the offering.




                                                  Shares Beneficially                                         Shares Beneficially
                                                     Owned Prior to                                                 Owned
             Selling Shareholder                     Offering/(1)(2)/             Shares Being Offered         After Offering/(2)/
             -------------------                     --------                     --------------------         --------------
      James J. Wayland, Jr./(3)/                     619,050                             619,050                       --
      Edward D. Wayland/(4)/                         619,050                             619,050                       --
      Gary B. Wayland/(5)/                           619,050                             619,050                       --
      Gadi Rosenfeld/(6)/                            337,069                             337,069                       --
      Daniel T. Court/(7)/                           224,712                             224,712                       --
      Dennis N. Keister/(8)/                         182,353                             182,353                       --
      Michael F. Ball/(9)/                           182,353                             182,353                       --
      Atlantic Equity Corporation/(10)/               45,000                              45,000                       --
      Richard E. Taton/(11)/                          20,410                              20,410                       --
      Jean M. Taton/(12)/                             20,410                              20,410                       --
      Charles E. Friedhof/(13)/                       13,607                              13,607                       --
      Richard E. Moore/(14)/                           6,804                               6,804                       --
      Ronald J. Taton/(15)/                            6,804                               6,804                       --
                                                       -----                               -----
      TOTAL                                        2,896,672                           2,896,672
                                                   =========                           =========
-----------------------------------

(1) All share ownership information was provided to the Company by the Selling Shareholders.
(2) Assumes that all of the Shares held by the Selling Shareholders and being offered hereby are sold, and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding.
(3) James J. Wayland, Jr. served as Chairman, Chief Executive Officer and a member of the Board of Directors of The McKinley Group, Inc, ("McKinley") prior to the Company's acquisition of McKinley and currently serves as President of McKinley. Includes 91,425 shares currently held in escrow pursuant to certain escrow agreements entered into in connection with the Company's acquisition of McKinley.
(4) Edward D. Wayland served as Vice President and a member of the Board of Directors of McKinley prior to the Company's acquisition of McKinley. Includes 91,425 shares currently held in escrow pursuant to certain escrow agreements entered into in connection with the Company's acquisition of Staffware.
(5) Gary B. Wayland served as Vice President and member of the Board of Directors of McKinley prior to the Company's acquisition of McKinley. Includes 91,425 shares currently held in escrow pursuant to certain escrow agreements entered into in connection with the Company's acquisition of McKinley.
(6) Prior to its acquisition by a subsidiary of AccuStaff, Mr. Rosenfeld served as the President of Legal Support Personnel, Inc.
(7)  Mr. Court serves as the President of Legal Support Personnel, Inc.
(8) Mr. Keister serves as President of Staffware, Inc. Includes 18,235 shares held in escrow pursuant to certain escrow agreements entered into in connection with the Company's acquisition of Staffware
(9) Mr. Ball serves as Vice President of Staffware, Inc. Includes 18,235 shares held in escrow pursuant to certain escrow agreements entered into in connection with the Company's acquisition of Staffware.
(10) All of the shares benefically owned by Atlantic Equity Corporation are acquired pursuant to a warrant granted on January 9, 1996.
(11) All of the shares benefically owned are held by the Richard E. Taton Revocable Trust of which Mr. Taton is the sole beneficial owner.
(12) All of the shares benefically owned are held by the Jean M. Taton
     Revocable Trust of which Ms. Taton is the sole benefical owner.
(13) Mr. Friedhof is the President of DataCorp Business Systems, Inc.
(14) All of the shares benefically by Mr. Moore are owned in his capacity as trustee of a trust for the benefit of Edward R. Taton over which he has sole dispositive power.
(15) Ronald R. Taton is a Vice President of DataCorp Business Systems, Inc.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Shares. See "Selling Shareholders."

     If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the 1933 Act under certain circumstances. In effecting sales, brokers or dealers engaged by the Selling Stockholder and/or purchasers of the Shares may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities including liabilities under the 1933 Act.

     The Selling Stockholders and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act.


                                LEGAL OPINIONS

     A legal opinion to the effect that the Shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by Alston & Bird, Atlanta, Georgia, counsel to the Company.


                                    EXPERTS

     The following financial statements incorporated by reference herein have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing:

          The consolidated balance sheets of AccuStaff Incorporated and subsidiaries as of December 31, 1995 and January 1, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended
          December 31, 1995.

          The supplemental consolidated balance sheets of AccuStaff Incorporated and subsidiaries as of December 31, 1995 and January 1, 1995, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995.

          The consolidated financial statements of Career Horizons, Inc. and subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995 and as of December 31, 1995 and for the six months ended December 31, 1995.

          The combined balance sheet of Excel Temporary Services, Inc. and affiliated companies as of December 31, 1995, and the related statement of income, stockholders' equity and cash flows for the year then ended.

          The balance sheets of PTA International as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995.

          The combined balance sheets of Special Counsel International, Inc. and its affiliates as of December 31, 1994 and 1993, and the related combined statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1994.

          The balance sheet of Bogard Temps, Inc. as of December 31, 1994, and the related statements of income, retained earnings and cash flows for the year then ended.

          The balance sheets of Matthews Professional Employment Specialists, Inc. as of December 31, 1994 and 1993, and the related statements of income (loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994.

          The balance sheet of HNS Software, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended.

          The balance sheet of Staffware, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended.

          The balance sheet of DataCorp Business Systems, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended.

          The balance sheet of Openware Technologies, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended.

          The balance sheets of The McKinley Group, Inc. as of September 30, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended.

     The balance sheets of Computer Professionals, Inc. as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1994 incorporated by reference herein have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheets of Advance/Possis Technical Services, Inc. as of September 30, 1995 and 1994 and related statements of income, retained earnings and cash flows for each of the two years in the period ended September 30, 1995 incorporated by reference herein have been audited by Bertram, Vallez, Kaplan and Talbot, LTD, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheets of GW Temporaries, Inc. and Goldfarb-Wasson Associates, Inc. as of December 31, 1995 and 1994 and the related statements of income, expense and retained earnings and cash flows for the nine months ended December 31, 1995 and each of the two years in the period ended March 31, 1995, incorporated by reference herein have been audited by Stadtler, Rosenblum & Saris, independent auditors, as stated in their reports incorporated by reference herein and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined balance sheets of Additional Technical Support, Inc. and affiliated companies as of July 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended July 31, 1995, incorporated by reference herein have been audited by Nyhan & Mazza, P.C., independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheet of Career Enhancement International, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended, incorporated by reference herein have been audited by Dennis I. Berner, C.P.A., independent auditor as stated in his report incorporated by reference herein and are so incorporated in reliance upon the report of such individual given upon his authority as an expert in accounting and auditing.

     The balance sheet of Perspective Technology Corporation as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended, incorporated by reference herein have been audited by Beers & Cutler PLLC, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     ==========================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.



                              -----------------


                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information...................................................... 2
Incorporation of Certain
  Documents by Reference................................................... 2
The Company................................................................ 3
Selling Shareholders....................................................... 4
Plan of Distribution....................................................... 5
Legal Opinions............................................................. 5
Experts.................................................................... 5




                              -----------------


================================================================================


================================================================================








                               2,896,672 Shares



                                   ACCUSTAFF
                                 INCORPORATED



                                 Common Stock







                              -------------------

                              P R O S P E C T U S

                               December    , 1996

                              -------------------



================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     Registration fee to Securities and Exchange Commission     $10,573
     Accounting fees and expenses                                 1,000
     Legal fees and expenses                                     10,000
     Miscellaneous expenses                                       1,000
                                                                -------
          Total                                                 $22,573
                                                                =======

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities including liabilities under the 1933 Act.

Item 15.     Indemnification of Directors and Officers

     Article 10 of the Company's Bylaws requires the Company, to the fullest extent permitted or required by the Florida Business Corporation Act (the "Florida Act") to (i) indemnify its directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Company. Generally, the Florida Act permits indemnification of a director upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The right to indemnification granted in the Company's Bylaws is not exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a director may be entitled under any written agreement, Board resolution, vote of stockholders, the Florida Act or otherwise.

     The Company has also entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that the indemnification actions or omissions were material to the cause of certain adjudicated and constitute (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful), (ii) a transaction from which the indemnitee derived an improper personal benefit,
(iii) an unlawful distribution or dividend when the Florida Act, or (iv) willful misconduct or a conscious disregard for the just interests of the Company in a derivative or shareholder action, (b) for liability under Section 16(b) of the Exchange Act, or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

     At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted under the Company's Bylaws, or the indemnitee agreements or Florida law.

     The Company has purchased insurance to protect directors, officers, employees or other agents of the Company from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

     In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

Item 16.     Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.  Description

4.1 Certificate of Incorporation, as amended, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24484).

4.2 Bylaws, as amended, incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-24484).

5.1 Opinion of Alston & Bird as to the legality of the securities being offered by the Selling Shareholders.*

23.1 Consent of Alston & Bird (included in their opinion filed as Exhibit 5)*

23.2         Consent of Coopers & Lybrand L.L.P.

23.3         Consent of McGladrey & Pullen, LLP.

23.4         Consent of Bertram, Vallez, Kaplan & Talbot, LTD.

23.5         Consent of Stadtler, Roseblum & Saris.

23.6         Consent of Nyhan & Mazza, P.C.

23.7         Consent of Dennis I. Berner, C.P.A.

23.8         Consent of Beers & Cutler PLLC.

24.1         Power of Attorney (included as part of the signature page hereto)

----------
* To be filed by amendment.


Item 17.     Undertakings.

     A.      Rule 415 Offerings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the 1933 Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, the financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the 1933 Act or Rule 3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     B.      Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     C.      Indemnification of Officers, Directors and Controlling Persons.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     D.     Prospectus in a Registration Statement at the Time of Effectiveness.

     The undersigned registrant hereby undertakes that:


     (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 10, 1996.

                         ACCUSTAFF INCORPORATED


                         By:     /s/ DEREK E DEWAN
                                --------------------------
                         Name:  Derek E. Dewan
                         Title: Chairman, President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Derek E. Dewan, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of AccuStaff Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature                                        Title                     Date
---------                                        -----                     ----
 /s/ DEREK E. DEWAN          Chairman of the Board, President and Chief
---------------------------  Executive Officer
Derek E. Dewan

 /s/ WALTER W. MACAULEY      Vice Chairman of the Board
---------------------------
Walter W. Macauley

                             Director
---------------------------
Delores P. Kesler

 /s/ STEPHEN A. HOFFMANN     Vice Chairman of the Board, Secretary and
---------------------------  Treasurer
Stephen A. Hoffmann

 /s/ WILLIAM H. THUMEL, JR.  Director
---------------------------
William H. Thumel, Jr.

                             Director
---------------------------
T. Wayne Davis

 /s/ JOHN K. ANDERSON, JR.   Director
---------------------------
John K. Anderson, Jr.

                             Senior Vice President, Chief Financial
---------------------------  Officer and Assistant Secretary
Michael D. Abney

 /s/ SEAN D. MANN            Vice President and Controller (chief
---------------------------  accounting officer)
Sean D. Mann

                                 EXHIBIT INDEX


                                                                   Sequentially
Exhibit No.    Description                                         Numbered Page

4.1 Certificate of Incorporation, as amended, incorporated by reference to the Company's
               Annual Report on Form 10-K for the year ended
               December 31, 1995 (File No. 0-24484).

4.2 Bylaws, as amended, incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
               (File No. 0-24484).

5.1 Opinion of Alston & Bird as to the legality of the Securities being offered by the Selling
               Shareholders.*

23.1 Consent of Alston & Bird (including in their opinion filed as Exhibit 5).*

23.2           Consent of Coopers & Lybrand L.L.P.

23.3           Consent of McGladrey & Pullen, L.L.P.

23.4           Consent of Bertram, Vallez, Kaplan & Talbot, LTD.

23.5           Consent of Stadtler, Rosenblum & Saris.

23.6           Consent of Nyhan & Mazza, P.C.

23.7           Consent of Dennis I. Berner, C.P.A.

23.8           Consent of Beers & Cutler, PLLC.

24.1           Power of Attorney (included as part of the
               signature page hereto).
----------
* To be filed by amendment.

                                    Page 1